CUSIP No. 02553310                                           Page 20 of 22 Pages


                                                                       EXHIBIT 1
                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    April 16, 2002

--------------------------------------------

By:      /s/ Rotchford L. Barker
          Rotchford L. Barker

--------------------------------------------

By:      /s/ Roger Hickey
          Roger Hickey

--------------------------------------------

By:      /s/ Keith Bronstein
         Keith Bronstein

--------------------------------------------

By:      /s/ Barbara Wilkerson
          Barbara J. Wilkerson

--------------------------------------------

By:      /s/ Jason Barker
         Jason Barker

--------------------------------------------

By:      /s/ Brett Barker
          Brett Barker

--------------------------------------------

By:      /s/ Connie Barker
         Connie Barker

--------------------------------------------
OXBOW CAPITAL LLC

By:      /s/ Barbara Wilkerson

--------------------------------------------

CUSIP No. 02553310                                           Page 21 of 22 Pages


--------------------------------------------

By:      /s/ Jerry Scoville
         Jerry Scoville

--------------------------------------------